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Exhibit 10.29

CONSULTING AGREEMENT

BETWEEN

SAMSONITE EUROPE N.V.

AND

MARCELLO BOTTOLI

THIS AGREEMENT IS MADE ON THIS 3rd day of March, 2004

BETWEEN:

(1)
SAMSONITE EUROPE N.V., a corporation organized under and existing under the laws of Belgium, having its office at Westering 17, 9700 Oudenaarde, Belgium (the "Company"); and

(2)
MARCELLO BOTTOLI ("Consultant").

NOW THE PARTIES HEREBY AGREE AS FOLLOWS:

1.0   APPOINTMENT

1.1
With effect from the date hereof the Company hereby engages Consultant to render regular consulting services to the Company and such of its affiliated companies as the Company made designate from time to time.

1.2
With effect from the date hereof Consultant hereby accepts such engagement and agrees that he will serve the Company and its affiliated companies.

1.3
It is understood that it is an essential feature of this Agreement that the Consultant shall, during the term of this Agreement, be entrusted with the overall day to day management of the Company, accountable only to the Company's Board of Directors in a lawful, diligent and proper manner.

2.0   SERVICES

2.1
Consultant shall serve the Company and its affiliated companies in their business to the best of his ability and perform services and duties as shall be reasonably assigned to, and requested of, him by the Company. All services rendered by Consultant will be conducted within the European Union.

2.2
It is understood between the parties that the Consultant shall carry on his activities for the Company on a strictly independent and self-employed basis as a contractor to the Company. Any guidelines which the Company may give with respect to the exercise of the functions of the Consultant shall therefore not be construed as instructions or the exercise of authority or supervision on the part of the Company.

3.0   CONSULTING FEE AND BENEFITS

3.1
In consideration of the consulting services rendered by Consultant hereunder, the Company shall pay to Consultant an annual consulting fee (the "Consulting Fee") equal to Euro 100,000. Monthly advances may be agreed upon between the parties. Payment of the Consulting Fee may be effected by the Company and/or by the various affiliated companies to which services shall be rendered by the Consultant.

3.2
The Consultant shall be solely responsible for his good legal standing, social security status and tax status under the laws of applicable jurisdictions. The Consultant acknowledges that the Company shall be paying the Consulting Fees gross of any withholding and the Consultant agrees to indemnify the Company for any liability or loss incurred by the Company in connection with its payment of the Consulting Fee in this manner.

4.0   CONFIDENTIALITY

4.1
Unless otherwise required by law or judicial process, Consultant shall keep confidential all Confidential Information known to Consultant concerning the Company or its affiliated companies and their respective businesses during the term of this Agreement and for the shorter of three (3) years following the termination of this Agreement or until such information is publicly disclosed by the Company or otherwise becomes publicly disclosed other than through the Consultant's actions; provided that the Consultant shall provide notice to the Company in advance of any disclosure required by law or judicial process in a timely manner to permit the Company to oppose such compelled disclosure.

4.2
For purposes of this Agreement, "Confidential Information" shall mean proprietary information of the Company and its affiliated company of any nature and in any form or information about the Company's or its affiliated companies' business, operations, strategy, personnel or plans which is not made publicly available by the Company or its affiliated companies, except for information independently developed by the Consultant without any use of Confidential Information or which was at the time of disclosure to Consultant part of the public domain or thereafter becomes generally part of the public domain other than through Consultant's actions, or which Consultant can demonstrate was lawfully in Consultant's possession prior to disclosure to Consultant by the Company or was lawfully received by Consultant after disclosure from a third party.

4.3
Upon termination of Consultant's engagement for any reason, Consultant shall return all property belonging to the Company, its Subsidiaries or its Affiliates, as applicable, including any and all Confidential Information in Consultant's possession or under his control.

5.0   DUTY OF CARE

5.1
Consultant shall perform and discharge his duties, powers, functions and services hereunder in good faith, in accordance with the requirements of applicable law, rules and regulations, and with the standards set forth herein and in any event with the due care and skill and to the standards which would be expected from a competent manager providing services of the kind described herein.

6.0   TERM

6.1
Subject to any other agreements between the parties hereto, this appointment shall enter into force with effect from the date hereof and shall be terminable by either party upon 45 days prior written notice to the other party, provided that termination will be without prejudice to transactions already initiated.

6.2
On termination of this appointment the Company shall pay Consultant all Consulting Fees accrued for the period up to and including the effective date of termination.

7.0   MISCELLANEOUS

7.1
This Agreement shall not be modified or terminated except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

7.2
This Agreement shall be binding upon and inure to the benefit of any successor to the Company.

7.3
This Agreement (a) contains the complete and entire under-standing and agreement of the parties hereto respecting the subject matter hereof and (b) supersedes and cancels any and all understandings, or agreements, oral or written, respecting the subject matter hereof.

8.0   GOVERNING LAW

8.1
This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation) shall be governed by and construed in accordance with the laws of Belgium.

8.2
Each of the parties to this Agreement irrevocably agrees that the courts of Belgium shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this Agreement and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of Belgium.

9.0   NOTICES

        All notices or other correspondence arising under this Agreement shall be duly delivered or sent by registered post to:

        Notices to Consultant:

    Samsonite Europe N.V.
    Westering 17, 9700
    Qudenaarde
    BELGIUM
    Attention: Marcello Bottoli

        Notices to the Company:

    Samsonite Europe N.V.
    Westering 17, 9700
    Qudenaarde
    BELGIUM
    Facsimile: +32 55 300 970
    Attention: Caroline Giraldo

        With a copy to:

    Samsonite Corporation
    11200 East 45th Street
    Denver, Colorado 80239
    UNITED STATES OF AMERICA
    Facsimile: +1 (303) 373-6606
    Attention: General Counsel

        With an addiiton copy to:

    Kirkland & Ellis International LLP
    Tower 42
    25 Old Broad Street
    London EC2N 1HQ
    UNITED KINGDOM
    Facsimile: +44 (0)20 7816 8800
    Attention: James L. Learner

        or such other person and address as the parties shall notify the other in writing or vice versa from time to time.

* * * * *

        IN WITNESS whereof this Agreement has been executed on the date first above written.

SAMSONITE EUROPE N.V.
By:
	Name:	Richard H. Wiley
	Its:	Director
By:
	Name:	Luc Van Nevel
	Its:	Director
MARCELLO BOTTOLI

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CONSULTING AGREEMENT BETWEEN SAMSONITE EUROPE N.V. AND MARCELLO BOTTOLI